Exhibit 99.1

BLUEGREEN VACATIONS INVESTOR PRESENTATION SECOND QUARTER 2021 October 2021 1

BLUEGREEN VACATIONS INVESTOR PRESENTATION SECOND QUARTER 2021 Certain statements in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements are based on current expectations of management and involve risks, uncertainties, and other factors, many of which are beyond our control, that may cause actual results or performance to differ from those set forth or implied in the forward-looking statements. These risks and uncertainties include, without limitation, the risk that the Bluegreen Vacations Holding Corporation (the “Company”) is a holding company and, accordingly, will be largely dependent on dividends from Bluegreen Vacations Corporation (“Bluegreen”) to fund its expenses and obligations in future periods, and Bluegreen’s ability to pay dividends will depend on its results and may be limited by the terms of Bluegreen’s indebtedness; risks relating to Bluegreen’s business and operations; risks related to the COVID-19 pandemic and the recovery from the COVID-19 pandemic, including that the pandemic may be prolonged and any recovery from the pandemic may not favorably impact Bluegreen’s results to the extent anticipated or at all; competitive conditions; risks relating to our and Bluegreen’s liquidity and the availability of capital; risks that Bluegreen’s default rates may increase and exceed expectations, including due to the impact on consumers of the COVID-19 pandemic; risks related to our and Bluegreen’s indebtedness, including the potential for accelerated maturities and debt covenant violations; the impact of the COVID-19 pandemic on Bluegreen’s consumers, including their income, their level of discretionary spending both during and after the pandemic, and their views towards travel and the vacation ownership industries; the risk that Bluegreen’s resort management fees and finance operations may not continue to generate recurring sources of cash during or following the pandemic to the extent anticipated or at all; risks that Bluegreen’s current or future marketing alliances and arrangements, including its marketing arrangement with Bass Pro and the Choice Hotels program, may not result in the benefits anticipated, including increased VOI sales, that sales from marketing alliances and other arrangements or otherwise may not return to pre-pandemic levels, and that expansion into additional Bass Pro or Cabela’s stores may not meet Bluegreen’s expectations or goals; the risk that vacation package sales may not convert to tours and/or VOI sales at anticipated or historical rates; the risk that Bluegreen’s allowance for loan losses may not be adequate and, accordingly, may need to be further increased in the future; our and Bluegreen’s ability to successfully implement strategic plans and initiatives, generate earnings and long-term growth; risks related to sales mix, including that the current mix may not support net owner growth in the future; and the additional risks and uncertainties described in the Company's filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (including the “Risk Factors” section thereof) and the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021. In addition, past performance may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to update or supplement any forward-looking statements.   Bluegreen Vacations 2

BLUEGREEN VACATIONS Bluegreen Vacations Holding Corporation (NYSE: BVH; OTCQX: BVHBB) (the “Company") is a leading vacation ownership company that markets and sells vacation ownership interests and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based, deeded vacation ownership plan with 68 Club and Club Associate Resorts and access to nearly 11,300 other hotels and resorts through partnerships and exchange networks. The Company also offers, through its subsidiaries, a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services to, or on behalf of, third parties. Bluegreen Vacations 3

Second Quarter 2021 Commentary 2020 was originally expected to be Bluegreen’s breakout year and we made bold steps to restructure our sales and marketing operations. In January and February of 2020, we achieved the highest monthly comparable sales in our history. In March 2020, the COVID-19 pandemic arrived negatively impacting the economy, our industry and Bluegreen. However, given the issues faced, we believe we performed well in 2020. In the second quarter of 2021, Bluegreen achieved substantially the same level of system-wide sales of VOIs as we did in the second quarter of 2019 prior to the pandemic. The sales mix between new customers and existing owners during the second quarter of 2021 approximated our 2019 levels, with sales to new customers representing approximately 45% of system wide VOI sales, a mix which we expect will support net owner growth in the future. Bluegreen sold 56,256 vacation packages in the second quarter of 2021, compared to 8,129 in the second quarter of 2020 and 49,246 in the second quarter of 2019. At June 30, 2021, the total number of marketing kiosks at Bass Pro Shops and Cabela’s stores had increased to 112, up from 98 at December 31, 2020, and 89 at June 30, 2020. We believe we are on track to achieve our previously stated goal of having at least a combined 120 Bass Pro and Cabela’s marketing kiosks by year-end 2021. We are encouraged by the enthusiasm of our owners to travel to our resorts. All but one of our resorts are open, and the overall average occupancy rate was approximately 86% at resorts with sales centers during the second quarter of 2021. While we believe the achievements of the second quarter of 2021 are encouraging, we are concerned that there has recently been an increase in the reported number of new COVID-19 cases and that the States of Florida and Missouri, where Bluegreen has significant operations, have been hit particularly hard. The Company is continuing to monitor the situation but remains optimistic about our operating model and the industry in the long term. Bluegreen Vacations 4

Second Quarter Highlights 1 Net income attributable to shareholders was $19.5 million. 2 Earnings Per Share (“EPS”) from continuing operations of $0.93. 3 The Company’s Adjusted EBITDA attributable to shareholders (1) was $35.8 million. 4 System-wide sales of vacation ownership interests (“VOIs”) of $163.4 million. 5 Resort Operations and Club Management Segment Adjusted EBITDA increased 17% to $43.1 million in the current year quarter from $36.9 million in the prior year quarter. 6 As of June 30, 2021, the Company had marketing operations at 112 Bass Pro Shops and Cabela’s stores, including six new Cabela’s locations and one Bass Pro location. 7 Average sales volume per guest (“VPG”) of $2,811. (1)  See Appendix for reconciliation. Bluegreen Vacations 5

Bluegreen Second Quarter(1)(3) Performance ($ In millions except vacation packages data) System-Wide Sales of VOIs $140 $120 $100 $80 $60 $40 $20 $0 2Q2019 $163.4 2Q2020 2Q2021 Total Revenue $0 $25 $50 $75 $100 $125 $150 $175 $200 2Q 2019 $192.2 2Q 2020 $68.8 2Q 2021 $193.5 Adjusted EBITDA attributable to shareholders $40 $35 $30 $25 $20 $15 $10 $5 $0 -$5 ■$10 2Q 2019 $28.7 2Q 2020 -$4.1 2Q 2021 $37.2 Vacation Packages Sold 60,000 50,000 40,000 30,000 20,000 10,000 0 2Q 2019 49,246 2Q 2020 -8,129 2Q 2021 56,256 For the three months ended 6/30/2019, 6/30/2020 and 6/30/2021. See Appendix for reconciliation to net income (loss) attributable to shareholders of ($8.8) million and $21.9 million for the 2Q 2020 and 2Q 2021. Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the second quarters of 2019, 2020 and 2021. Bluegreen  Vacations 6

Bluegreen Year to Date(1)(3) Performance ($ in millions except vacation packages data) System-Wide Sales of VOIs $350 $300 $250 $200 $150 $100 $50 $0 YTD 2019 $293.3 YTD 2020 $150.5 YTD 2021 $270.5 Total Revenue $400 $350 $300 $250 $200 $150 $100 $50 $0 $357.9 YTD 2019 $225.8 YTD 2020 $339.6 YTD 2021 Adjusted EBITDA attributable to shareholders $0 $10 $20 $30 $40 $50 $60 YTD 2019 $54.9 YTD2020 $6.9 YTD 2021 $51.8 Vacation Packages Sold 110,000 100,000 90,000 80,000 70,000 60,000 50,000 40,000 30,000 20,000 10,000 100,401 YTD 2019 51,046 YTD 2020 105,630 YTD 2021 For the six months ended 6/30/2019, 6/30/2020 and 6/30/2021. See Appendix for reconciliation to net income (loss) attributable to shareholders of ($8.6) million and $27.0 million for the six months ended 6/30/2020 and 6/30/2021. Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the six months ended June 30, 2019, 2020, and 2021. Due to the volatility of results during the periods as a result of the varying impact of the COVID-19 pandemic, the Company has provided information for the second quarters of 2019, 2020 and 2021. Bluegreen  Vacations 7

Sales & Marketing Driven Business

6/30/2020[(1)]

51,000+
Vacation Packages Sold

~46,800
Guest Tours
(New Customer & Existing Owners) [(1)]

$150.5 Million
System-Wide VOI Sales

~219,000
Vacation Club Owners



Vacation Packages & Leads
Bass Pro Shops
CHOICE
Tours
Sales
In-House Tours
Owners

6/30/2021[(2)]

105,600+
Vacation Packages Sold

~93,400
Guest Tours
(New Customer & Existing Owners)

$270.5 Million
System-Wide VOI Sales

~216,000
Vacation Club Owners

Marketing Mix by % of Sales[(2)]



Other New Customers 22%
Existing Owners 58%
Choice 3%
Bass Pro 16%
New Customer Sales
Existing Owner Sales

(1) For the six months ended 6/30/2020.
(2) For the six months ended 6/30/2021

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Liquidity Position ($ in millions) Liquidity Position Unrestricted Cash Free Cash Flow(1) (3) Availability (2) Under Credit Lines $225 $220 $215 $210 $205 $200 $221.1 $216.1 12/31/2020 6/30/2021 $50 $45 $40 $35 $30 $25 $20 $15 $10 $5 $0 -$5 -$10 -$15 -$20 -$25 -$30 ($24.2) YTD 2020 $45.0 YTD 2021 $300 $280 $260 $240 $220 $200 $292.4 $270.0 12/31/2020 6/30/2021 Liquidity Profile As of June 30, 2021, the Company had total availability(2) of $270.0 million under its $415.0 million of credit and receivable purchase facilities. Non-receivable-backed debt to equity ratio of 1.10:1 at 6/30/21 vs 1.34:1 at 12/31/20. For the six months ended 6/30/20 & 6/30/21, respectively. Subject to eligible collateral and the terms and conditions of each facility. See the Appendix for a reconciliation of cash flow from operating activities to free cash flow, which is defined as cash from operating activities less capital expenditures. Bluegreen Vacations 9

Strategic Relationships Bluegreen has multiple channels intended to generate sales within our core demographic   One-way, exclusive in-store Bass Pro marketing relationship Operation of 112 kiosks in Bass Pro and Cabela’s stores as of June 30, 2021 Anticipate having marketing kiosks in over 120 Bass Pro and Cabela’s locations by year end 2021 Marketing to Choice customers, including over 50 million Choice Privileges members through a call transfer program and outbound telemarketing methods   Bluegreen Vacations 10

Extensive Network to Reach Target Customers    Sales of Bluegreen Vacation Packages at 112 Locations 0 Bluegreen Club Resorts (42) Bluegreen Club Resorts - Big Cedar JV (3) Bluegreen Club Associate Resorts (23) 0 Bass Pro Shops with BXG (68) ▲ Cabela’s with BXG (44) ^ (thru 06/30/21) Cabela’s' No BXG Presence (thru 06/30/21) Noto: As of 12/31/19. unless otherwise Indicated. Percent of Owner Population by State 6-9% 4-5% 2-3% <2% Bluegreen Vacations 11

A Leading Operator of “Drive-To” Vacation Ownership Resorts Approximately 88% of owners live within a 4-hour drive to a Bluegreen resort Geographically diverse owner base Opportunities for growth in the western U S Resort and Owner data as of 12/31/20. Club Resorts include resorts in which owners have the right to use a significant amount of the units in connection with their ownership. Club Associate Resorts include resorts in which owners have the right to use a limited number of units in connection with their ownership. 0 Bluegreen Club Resorts (42) Bluegreen Club Resorts - Big Cedar JV (3) Bluegreen Club Associate Resorts (23) Percent of Owner Population by State 6-9% 4-5% 2-3% <2% Bluegreen Vacations 12

Securitization History and Other Credit Facilities ($ in millions) Recent Securitization History  2020-A 2018-A 2017-A 2016-A 2015-A 2013-A Initial Note Amount $131.0 $117.7 $120.2 $130.5 $117.8 $110.6 Advance Rate 88.00% 87.20% 88.00% 90.00% 94.25% 93.75% Weighted Avg. Interest Rate 2.60% 4.02% 3.12% 3.35% 3.02% 3.20% Stated Maturity  2036    2034 2032 2031 2030   2028 Weighted Avg. FICO Score    726     718 713  707 708   710 Securitization History Term Securitization Initial Note Amount Outstanding (1* 2020-A $131 $106 2018-A 118 62 2017-A 120 44 2016-A 131 30 2015-A 118 18 2013-A 111 9 2012-A 100 0 2010-A 108 0 ■ BXG Legacy 2010 27 0 2008-A 60 0 2007-A 177 0 2006-B 139 0 2006-A (GE) 125 0 2005-A 204 0 2004-B 157 0 2004-A (GE) 39 0 2002-A 170 0 —C ~$270 Million of Available Credit Facility Liquidity (1) Corporate Credit Line $20 $125 KeyBank/DZ Purchase Facility (3) Liberty Bank Facility (3) $34 $13 $40 $80 Quorum Purchase Facility(3) NBA Facility (3) Pacific Western Bank Facility (3) $25 $50 $36 $18 $50 $70 Outstanding Available As of 6/30/2021 Subject to eligible collateral, if applicable, and terms and conditions of each facility. Facilities for the financing of the Company’s VOI notes receivable. Bluegreen Vacations 13

VOI Sales Finance Business

For the six months ended 6/30/2021 Net Interest Spread ($ in millions)


39
-8
0
31
Interest Income on VOI Notes Receivable Portfolio
-
Interest Expense on Receivable-Backed Debt
+
Net Mortgage Servicing
=
Financing Revenue

FICO Profiles as of 6/30/2021[2]


4%
<600
38%
601-699
Average FICO score of 721[3]
58%
700+

- Seller-financing provided for up to 90% of purchase price (down payment may include equity)
- Facilitates VOI sales and earns net interest spread
- Weighted average interest rate: 15.1%[1]
- In-house servicing team

Average Annual Default Rate


9.50%
9.73%
As of 6/30/2020
As of 6/30/2021

(1) As of 6/30/2021. Rate depends on FICO score, down payment, existing ownership and ACH participation.
(2) Excludes obligors with no FICO score (primarily foreign buyers).
(3) Weighted-average FICO score for originations as of 6/30/21 after a 30-day, "same as cash" period from the point of sale.

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Sector Comparison

($ in millions, except per share figures)		Share price data				Market cap	Enterprise value	EV / 2022E EBITDA (pre-SBC)	EV / 2023E EBITDA (pre-SBC)	Net debt / 2022E EBITDA (pre-SBC)
		Price	YTD change	% of 52-wk high	Div. yield					
VAC [1][5]	Marriott Vacations Worldwide	$148.93	8.5%	78.0%	–	$6,573	$9,015	9.9x	9.0x	2.6x
TNL [2][5]	Travel + Leisure Co.	55.02	22.6%	80.6%	2.2%	4,886	7,961	8.9x	7.9x	3.4x
HGV [3][5]	Hilton Grand Vacations, Inc.	44.30	41.3%	92.0%	–	3,876	4,720	10.2x	9.0x	1.8x
BVH [4][5]	Bluegreen Vacations	24.04	77.7%	99.0%	–	528	669	5.8x	NA	1.2x
Mean		**$68.07**	**37.5%**	**87.4%**	**0.5%**	**$3,966**	**$5,591**	**8.7x**	**8.6x**	**2.3x**
Median		**$49.66**	**32.0%**	**86.3%**	**–**	**$4,381**	**$6,340**	**9.4x**	**9.0x**	**2.2x**

Source: TNL, HGV, VAC and BVH financials as of Q2 2021; FactSet and SNL as of 9/10/2021. Note: VAC and HGV reported suspension of quarterly dividend.
(1) VAC financials incorporate Welk acquisition. VAC consensus estimates do not fully reflect Welk EBITDA.
(2) Formerly Wyndham Destinations, Inc. (NYSE: WYND), Travel + Leisure Co. is now listed at NYSE under the ticker symbol "TNL", following the acquisition of the Travel + Leisure brand in January 2021.
(3) HGV financials are not pro forma for Diamond acquisition. HGV consensus estimates do not fully reflect Diamond EBITDA.
(4) On May 5, 2021, Bluegreen Vacations Holding Corporation ("BVH") and Bluegreen Vacations Corporation ("BXG") completed a short-form merger. Peak TEV reflects BXG's historical TEV until 5/5/2021.
(5) Third party data has been derived from the appropriate company's public filings. We do not conform or take any responsibility for the accuracy of such information.

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For additional information, please contact:    Leo Hinkley, Investor Relations Officer, Managing Director Telephone: 954-940-5336     Email: Leo.Hinkley@BVHCorp.com Thank you! APPENDIX For more information, see the Earnings Release dated August 4, 2021, and the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Further, the Company refers to certain non-GAAP financial measures, including system-wide sales of VOIs, Adjusted EBITDA attributable to shareholders, and free cash flow, which are defined in the Company’s Earnings Release and Quarterly Report on Form 10-Q for the three months ended June 30, 2021. Please see the supplemental tables attached herein for additional information and reconciliation of such non-GAAP financial measures. Bluegreen Vacations 16

Consolidated Statements Of Operations and Comprehensive Income (Loss)

(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2021	2020	2021	2020
Revenue:				
Gross sales of VOIs	$ 110,300	$ 10,900	$ 178,550	$ 86,381
Provision for loan losses	(18,488)	(1,846)	(30,807)	(32,199)
Sales of VOIs	91,812	9,054	147,743	54,182
Fee-based sales commission revenue	35,618	1,135	61,336	42,500
Other fee-based services revenue	30,442	26,413	59,339	55,727
Cost reimbursements	15,552	11,850	32,160	30,970
Interest income	19,595	19,418	38,856	40,618
Other income, net	439	355	278	525
Total revenues	193,458	68,225	339,712	224,522
Costs and Expenses:				
Cost of VOIs sold	7,024	1,038	12,193	5,137
Cost of other fee-based services	15,647	18,535	32,732	40,246
Cost reimbursements	15,552	11,850	32,160	30,970
Interest expense	8,876	9,558	18,611	19,456
Selling, general and administrative expenses	114,786	49,820	205,750	160,305
Total costs and expenses	161,885	90,801	301,446	256,114
Income (loss) before income taxes	31,573	(22,576)	38,266	(31,592)
Provision for income taxes	(7,694)	(2,391)	(8,883)	(938)
Income (loss) from continuing operations	23,879	(24,967)	29,383	(32,530)
Discontinued operations				
Loss from operations	—	(8,448)	—	(36,077)
(Provision) benefit for income taxes	—	(3,236)	—	1,141
Net loss from discontinued operations	—	(11,684)	—	(34,936)
Net income (loss)	23,879	(36,651)	29,383	(67,466)
Less: Income attributable to noncontrolling interests - continuing operations	4,378	5	6,908	956
Less: Loss attributable to noncontrolling interests - discontinued operations	—	(856)	—	(4,312)
Net income (loss) attributable to shareholders	$ 19,501	$ (35,800)	$ 22,475	$ (64,110)
Basic earnings (loss) per share from continuing operations	$ 0.93	$ (1.36)	$ 1.12	$ (1.83)
Basic loss per share from discontinued operations	—	(0.59)	—	(1.67)
Basic earnings (loss) per share	$ 0.93	$ (1.95)	$ 1.12	$ (3.50)
Diluted earnings (loss) per share from continuing operations	$ 0.93	$ (1.36)	$ 1.12	$ (1.83)
Diluted loss per share from discontinued operations	—	(0.59)	—	(1.67)
Diluted earnings (loss) per share	$ 0.93	$ (1.95)	$ 1.12	$ (3.50)
Basic weighted average number of common shares outstanding	20,912	18,298	20,128	18,298
Diluted weighted average number of common and common equivalent shares outstanding	20,912	18,298	20,128	18,298
Cash dividends declared per Class A and B common shares	$ —	$ —	$ —	$ —

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Consolidated Statements Of Operations and Comprehensive Income (Loss) (In thousands) (Unaudited) Net income (loss) Other comprehensive loss, net of tax: Foreign currency translation adjustments Unrealized loss on securities available for sale Other comprehensive loss, net Comprehensive income (loss), net of tax Less: Comprehensive income (loss) attributable to noncontrolling interests Comprehensive income (loss) attributable to shareholders For the Three Months Ended For the Six Months Ended June 30, June 30, 2021 2020 2021 2020 $ 23,879 $ (36,651)$ 29,383 $ (67,466) — 195 — (355) — 41 — 4 — 236 — (351) 23,879 (36,415) 29,383 (67,817) 4,378 (851) 6,908 (3,356) $ 19,501 $ (35,564)$ 22,475 $ (64,461) Bluegreen Vacations 18

Consolidated Statements of Cash Flows - Unaudited

(In thousands)

	For the Six Months Ended June 30,	
	2021	2020
Operating activities:		
Net income (loss)	$ 29,383	$ (67,466)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:		
Recoveries from loan losses, net, from discontinued operations	—	(5,037)
Provision for loan losses	30,807	32,199
Depreciation, amortization and accretion, net	10,116	13,632
Share-based compensation expense	152	5,675
Net losses on sales of real estate and property and equipment	24	77
Equity earnings of unconsolidated real estate joint ventures	—	(696)
Return on investment in unconsolidated real estate joint ventures	—	3,991
Decrease in deferred income tax liability	(3,401)	(2,070)
Impairment losses	—	31,588
Changes in operating assets and liabilities:		
Notes receivable	(36,060)	12,137
VOI inventory	3,760	(3,333)
Trade inventory	—	2,342
Real estate inventory	—	(316)
Prepaids expense and other assets	(13,888)	11,390
Accounts payable, accrued liabilities and other, and deferred income	32,376	(50,127)
Net cash provided by (used in) operating activities	$ 53,269	$ (16,014)
Investing activities:		
Return of investment in unconsolidated real estate joint ventures	—	748
Investments in unconsolidated real estate joint ventures	—	(12,664)
Proceeds from repayment of loans receivable	—	5,260
Proceeds from sales of property and equipment	—	131
Additions to real estate	—	(59)
Purchases of property and equipment	(8,229)	(8,157)
Decrease in cash from other investing activities	—	(145)
Net cash used in investing activities	$ (8,229)	$ (14,886)
Financing activities:		
Repayments of notes payable and other borrowings	$ (100,858)	$ (123,547)
Proceeds from notes payable and other borrowings	66,363	135,480
Redemption of junior subordinated debentures	(4,186)	—
Payments for debt issuance costs	(87)	(591)
Purchase and retirement of subsidiary common stock	—	(11,741)
Payments of merger transaction costs	(613)	—
Dividends paid on common stock	—	(1,144)
Distributions to noncontrolling interests	—	(923)
Net cash used in financing activities	$ (39,381)	$ (2,466)
Net increase (decrease) in cash and cash equivalents and restricted cash	5,659	(33,366)
Cash, cash equivalents and restricted cash at beginning of period	257,104	406,870
Cash, cash equivalents and restricted cash at end of period	$ 262,763	$ 373,504

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Consolidated Statements of Cash Flows (Continued) (In thousands) (Unaudited) For the Six Months Ended June 30, 2020 2021 16,138 8,830 216,112 46,651 262,763 18,394 259 827 1,987 323,724 25,189 24,591 373,504 Supplemental cash flow information: Interest paid on borrowings, net of amounts capitalized Income taxes paid Supplementary disclosure of non-cash investing and financing activities: Increase in other assets upon issuance of Community Development District Bonds Assumption of Community Development District Bonds by homebuilders Reconciliation of cash, cash equivalents and restricted cash: Cash and cash equivalents Restricted cash Discontinued operations cash Total cash, cash equivalents and restricted cash Bluegreen Vacations 20

Consolidated Balance Sheets (Unaudited)

(In thousands, except share data)

	June 30, 2021	December 31, 2020
ASSETS		
Cash and cash equivalents	$ 216,112	$ 221,118
Restricted cash ($17,960 and $20,469 in VIEs at June 30, 2021 and December 31, 2020, respectively)	46,651	35,986
Notes receivable	560,320	551,393
Less: Allowance for loan losses	(145,718)	(142,044)
Notes receivable, net ($278,285 and $292,021 in VIEs at June 30, 2021 and December 31, 2020, respectively)	414,602	409,349
Vacation ownership interest ("VOI") inventory	343,362	347,122
Property and equipment, net	90,562	90,049
Intangible assets, net	61,390	61,431
Operating lease assets	37,648	34,415
Prepaid expenses	21,525	9,367
Other assets	42,401	41,282
Total assets	$ 1,274,253	$ 1,250,119
LIABILITIES AND SHAREHOLDERS' EQUITY		
Liabilities		
Accounts payable	$ 17,578	$ 10,559
Deferred income	15,124	15,745
Accrued liabilities and other	119,697	93,971
Receivable-backed notes payable - recourse	32,076	38,500
Receivable-backed notes payable - non-recourse ($322,565 and $341,532 in VIEs at June 30, 2021 and December 31, 2020)	357,162	355,833
Note payable to BBX Capital, Inc.	75,000	75,000
Other notes payable and borrowings	110,214	138,386
Junior subordinated debentures	134,448	138,177
Operating lease liabilities	39,389	35,904
Deferred income taxes	81,913	85,314
Total liabilities	982,601	987,389
Commitments and Contingencies - See Note 9		
Shareholders' Equity		
Preferred stock of $0.01 par value; authorized 10,000,000 shares	—	—
Class A Common Stock of $0.01 par value; authorized 30,000,000 shares; issued and outstanding 18,293,576 in 2021 and 15,624,091 in 2020	183	156
Class B Common Stock of $0.01 par value; authorized 4,000,000 shares; issued and outstanding 3,690,564 in 2021 and 3,693,596 in 2020	37	37
Additional paid-in capital	200,298	177,104
Accumulated earnings	33,061	10,586
Total Bluegreen Vacations Holding Corporation shareholders' equity	233,579	187,883
Non-controlling interest	58,073	74,847
Total shareholders' equity	291,652	262,730
Total liabilities and shareholders' equity	$ 1,274,253	$ 1,250,119

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Free Cash Flow Reconciliation (In thousands) Net cash provided by (used in) operating activities Purchases of property and equipment Free Cash Flow For the Six Months Ended June 30, 2020 2021 s 53,269 $ (16,014) (8,229) (8,157) s 45,040 $ (24,171) Bluegreen Vacations 22

Bluegreen Vacations Holding Corporation Adjusted EBITDA Reconciliation (In thousands) Net income (loss) attributable to shareholders Net income attributable to the non-controlling interest continuing operation Net Income (loss) Add: Depreciation and amortization Less: Interest income (other than interest earned on VOI notes receivable) Add: Interest expense - corporate and other Add: Franchise taxes Add: Provision for income taxes EBITDA Add: Shared-based compensation expense (Gain) loss on assets held for sale Add: Severance and other Adjusted EBITDA Adjusted EBITDA attributable to the non-controlling interest Adjusted EBITDA attributable to shareholders For the Three Months Ended June 30, For the Six Months Ended June 30, 2021 2020 2021 2020 s 19,501 $ (24,972) $ 22,475 $ (33,486) 4,378 5 6,908 956 23,879 (24,967) 29,383 (32,530) 3,884 3,890 7,735 7,789 (57) (1,228) (190) (3,480) 4,969 6,258 10,541 12,692 40 96 17 7,694 2,391 8,883 938 40,409 (13,656) 56,448 (14,574) 152 152  (12) 87 (37) 43 1,395 5,997 40,549 (12,174) 56,563 (8,534) (4,782) (403) (8,029) (1.987) $ 35,767 $ (12,577) $ 48,534 $ (10.521)   Bluegreen Vacations 23

Bluegreen Vacations Corporation Adjusted EBITDA Reconciliation (In thousands) Bluegreen's net income (loss) attributable to its shareholders Net income attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations Bluegreen Net Income Add: Depreciation and amortization Less: Interest income (other than interest earned on VOI notes receivable) Add: Interest expense - corporate and other Add: Franchise taxes Add: Provision for income taxes EBITDA Add: Share - based compensation expense (Gain) loss on assets held for sale Add: Severance and other Adjusted EBITDA Adjusted EBITDA attributable to the non-controlling interest in Bluegreen/Big Cedar Vacations Bluegreen Adjusted EBITDA attributable to shareholders For the Three Months Ended June 30, 2021 2020 s 21,942 $ (8,830) 3,8S1 641 25,823 (8,189) 3,884 3,890  (79) (1,047) 3,152 4,369 33 — 8,159 (3,821) 40,972 (4,798) 152 — (12) 87 1,395 41,112 (3,316)  (3,922) (683) s 37,190 $ (3,999) For the Six Months Ended June 30. 2021 2020 s 26,999 S (8,629) 6,047 1,377 33,046 (7,252) 7.735 7,789 (155) (2,765) 6,904 8,523 119 17 10,151 (3,777) 57,800 2,535 152 — (37) 43 5,997 57.915 8,575 (6,140) (1.491) s 51.775 S 7,084 Bluegreen Vacations 24